As filed with the Securities and Exchange Commission on February 20, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GOPRO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0629474
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3000 Clearview Way

San Mateo, CA 94402

(Address of Principal Executive Offices) (Zip Code)

2014 Equity Incentive Plan

2014 Employee Stock Purchase Plan

(Full Title of the Plans)

Nicholas Woodman

Chief Executive Officer

GoPro, Inc.

3000 Clearview Way

San Mateo, CA 94402

(Name and Address of Agent For Service)

(650) 332-7600

(Telephone Number, including area code, of agent for service)

Copies to:

Sharon Zezima, Esq. GoPro, Inc. 3000 Clearview Way San Mateo, CA 94402 (650) 332-7600	Dan Winnike, Esq. Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $0.0001 par value per share	4,757,202(2)	$45.23(4)	$215,168,247(4)	$25,003(4)
Class A Common Stock, $0.0001 par value per share	1,585,734(3)	$38.45(4)	$60,971,473(4)	$7,085(4)
TOTAL	6,342,936			$32,088

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the outstanding shares of the Registrant’s Class A Common Stock.
(2)	Represents an automatic increase to the number of shares available for issuance under the 2014 Equity Incentive Plan effective January 1, 2015.
(3)	Represents an automatic increase to the number of shares available for issuance under the 2014 Employee Stock Purchase Plan effective January 1, 2015.
(4)	Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the NASDAQ Global Select Market on February 13, 2015. In the case of the 2014 Employee Stock Purchase Plan, this amount is multiplied by 85%, which amount is the percentage of the price per share applicable to purchases under the 2014 Employee Stock Purchase Plan.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, GoPro, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 6,342,936 additional shares of Class A Common Stock under the Registrant’s 2014 Equity Incentive Plan (the “EIP”) and under the Registrant’s 2014 Employee Stock Purchase Plan (the “ESPP” and together with the EIP, the “Plans”), pursuant to the provisions of the Plans providing for an automatic increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on June 26, 2014 (Registration No. 333-197033). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the Commission on February 20, 2015 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)	the description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-36514) filed with the Commission on June 20, 2014, including any amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 5.	Interests of Named Experts and Counsel.

Fenwick & West LLP, Mountain View, California, will pass upon the validity of the issuance of the shares of Registrant’s Class A Common Stock offered hereby. Fenwick & West LLP and certain attorneys at the firm beneficially own an aggregate of 9,909 shares of the Registrant’s Class A and/or Class B Common Stock.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.01	Restated Certificate of Incorporation of the Registrant, as currently in effect.	S-1	333-200038	3.01	November 10, 2014

4.02	Amended and Bylaws of the Registrant, as currently in effect.	S-1	333-200038	3.02	November 10, 2014

4.03	Form of Registrant’s Class A common stock certificate.	S-1	333-196083	4.01	May 19, 2014

4.04	2014 Equity Incentive Plan and forms thereunder.	S-1	333-196083	10.03	June 11, 2014

4.05	2014 Employee Stock Purchase Plan and forms thereunder.	S-1	333-196083	10.04	June 11, 2014

II-1

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

5.01	Opinion and Consent of Fenwick & West LLP.					X

23.01	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X

23.02	Consent of Fenwick & West LLP (included in Exhibit 5.01).					X

24.01	Power of Attorney (included on signature page).					X

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, GoPro, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 20th day of February, 2015.

GoPro, Inc.

By:	/s/ Nicholas Woodman
Nicholas Woodman Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of GoPro, Inc., a Delaware corporation, do hereby constitute and appoint Nicholas Woodman and Jack Lazar, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Name		Title	Date

By:	/s/ Nicholas Woodman Nicholas Woodman	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	February 20, 2015

By:	/s/ Jack Lazar Jack Lazar	Chief Financial Officer (Principal Financial and Accounting Officer)	February 20, 2015

By:	/s/ Anthony Bates Anthony Bates	President and Director	February 20, 2015

By:	/s/ Michael Marks Michael Marks	Director	February 20, 2015

By:	/s/ Edward Gilhuly Edward Gilhuly	Director	February 20, 2015

By:	/s/ Kenneth Goldman Kenneth Goldman	Director	February 20, 2015

By:	/s/ Peter Gotcher Peter Gotcher	Director	February 20, 2015

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.01	Restated Certificate of Incorporation of the Registrant, as currently in effect.	S-1	333-200038	3.01	November 10, 2014

4.02	Amended and Bylaws of the Registrant, as currently in effect.	S-1	333-200038	3.02	November 10, 2014

4.03	Form of Registrant’s Class A common stock certificate.	S-1	333-196083	4.01	May 19, 2014

4.04	2014 Equity Incentive Plan and forms thereunder.	S-1	333-196083	10.03	June 11, 2014

4.05	2014 Employee Stock Purchase Plan and forms thereunder.	S-1	333-196083	10.04	June 11, 2014

5.01	Opinion and Consent of Fenwick & West LLP.					X

23.01	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X

23.02	Consent of Fenwick & West LLP (included in Exhibit 5.01).					X

24.01	Power of Attorney (included on signature page).					X